EXHIBIT 99.2

Tone in Twenty
Introduction to Pro Forma Combined Financial Statements
(Unaudited)

The following unaudited pro forma financial statements are presented to illustrate the estimated effects of the Securities Exchange Agreement ("Exchange Transaction") between Tone in Twenty and Muscle Pharm, LLC ("Muscle Pharm"), dated February 1, 2010 on our historical financial position and results of operations.  We have derived our historical financial data from our audited financial statements as of and for the year ended August 31, 2009, and from our unaudited financial statements as of and for the period ended November 30, 2009.  We have derived Muscle Pharm's financial data from its audited financial statements as of and for the period from inception (April 22, 2008) to December 31, 2008, and its unaudited financial statements as of and for the period ended September 30, 2009.

The unaudited pro forma combined balance sheet as of November 30, 2009 assumes the Exchange Transaction was consummated on November 30, 2009.  The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations would have been had the Exchange Transaction occurred as of November 30, 2009, nor is it indicative of future financial position or results of operations.  You should not rely on this information as being indicative of the historical results that would have been achieved dad the companies always been combined, or the future result that the combined company will experience after the Exchange Transaction is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances.  The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Tone in Twenty and Muscle Pharm, LLC.

Tone in Twenty
Pro Forma Combined Balance Sheets
(Unaudited)

			Pro Forma Adjustments (1)
	Tone in Twenty	Muscle Pharm LLC	(2)	(3)	(4)	Pro Forma Combined
	November 30, 2009	September 30, 2009

Assets:
Current assets:
Cash	$1,562	451				$2,013
Accounts receivable		10,358				10,358
Inventory		1,677				1,677
Deposits on product		-				-
Prepaid expenses and other current assets		2,387				2,387
Total current assets	1,562	14,873				16,435
Fixed assets, net		15,932				15,932
Patent		-				-
Website, net		7,960				7,960
Seurity deposits		1,207				1,207
Total assets	$1,562	39,972				$41,534

Liabilities and Stockholder's Equity (Deficit):
Current liabilities:
Accounts payable	1,670	355,149				356,819
Accrued interest		4,499				4,499
Overdrawn bank accounts		17,645				17,645
Customer deposits		112,731				112,731
Other short term borrowings				25,000		25,000
Due to related parties		73,528				73,528
Notes payable		30,000				30,000
Convertible notes payable		297,500				297,500
Total current liabilities	1,670	891,052				917,722
Equity:
Convertible preferred stock, $0.001 par value,
5,000,000 shares authorized, 83,333 shares issued and outstanding	83					83
Common stock, $0.001 par value,
195,000,000 shares authorized, 437,500 shares issued and outstanding (26,070,834 shares issued and outstanding combined)	438		26,000	(367)		26,071
Additional paid-in capital	1,027,349		536,000	(24,633)	(1,027,978)	510,738
Deficit accumulated during the development stage	(1,027,978)				1,027,978	-
Accumulated deficit					(1,413,080)	(1,413,080)
Member's deficit		(851,080)	(562,000)		1,413,080	-
Total equity	(108)	(851,080)				(876,188)
Total Liabilities and Stockholders' Equity (Deficit)	$1,562	39,972				$41,534

See notes to pro forma combined financial statements

Tone in Twenty
Pro Forma Combined Statement of Operations
(Unaudited)

	Year ended August 31, 2009	From Inception (April 22, 2008) to December 31, 2008	Pro Forma Adjustments (1)
	Tone in Twenty	Muscle Pharm LLC	(2)	(3)	(4)	Pro Forma Combined
Revenues:
Net sales	$-	80,690				$80,690
Cost of sales		(129,815)				(129,815)
Gross margin		(49,125)				(49,125)
Operating expenses:
Advertising & promotion	-	248,999				248,999
Bad debt		812				812
Bank charges		1,547				1,547
Salaries & labor		19,215				19,215
Depreciation and amortization		1,521				1,521
Insurance		2,649				2,649
Information technology		12,979				12,979
Travel, meetings and entertainment		23,845				23,845
Occupancy, telephone and utilities		8,175				8,175
Office and warehouse supplies		11,962				11,962
Professional fees	7,000	9,674				16,674
Repairs and maintenance		-				-
Other general and administrative	4,233	840				5,073
Total operating expenses	11,233	342,218				353,451
Operating loss	(11,233)	(391,343)				(402,576)
Extraordinary gain	2,357					2,357
Interest income	-	14				14
Interest expense	-	(1,300)				(1,300)
Net loss	$(8,876)	(392,629)				$(401,505)

See notes to pro forma combined financial statements

Tone in Twenty
Pro Forma Combined Statement of Operations
(Unaudited)

	Three months ended November 30, 2009	Three months ended September 30, 2009	Pro Forma Adjustments (1)
	Tone in Twenty	Muscle Pharm LLC	(2)	(3)	(4)	Pro Forma Combined
Revenues:
Net sales	$-	198,637				$198,637
Cost of sales		(346,713)				(346,713)
Gross margin		(148,076)				(148,076)
Operating expenses:
Advertising & promotion	-	359,980				359,980
Bad debt		(1,669)				(1,669)
Bank charges		12,272				12,272
Salaries & labor		83,250				83,250
Depreciation and amortization		1,656				1,656
Insurance		3,512				3,512
Information technology		5,287				5,287
Travel, meetings and entertainment		29,363				29,363
Occupancy, telephone and utilities		7,199				7,199
Office and warehouse supplies		5,993				5,993
Professional fees	5,020	66,454				71,474
Repairs and maintenance		799				799
Other general and administrative	265	478				743
Total operating expenses	5,285	574,574				579,859
Operating loss	(5,285)	(722,650)				(727,935)
Interest income	-	-				-
Interest expense	-	(6,348)				(6,348)
Net loss	$(5,285)	(728,998)				$(734,283)

See notes to pro forma combined financial statements

Tone in Twenty
Notes to Pro Forma Combined Financial Statements (Unaudited)

(1)  The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, Tone in Twenty (the legal acquirer) is considered the accounting acquiree and Muscle Pharm (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Muscle Pharm, with the assets and liabilities, and revenues and expenses, of Tone in Twenty being included effective from the date of consummation of the Exchange Transaction. Tone in Twenty is deemed to be a continuation of the business of Muscle Pharm. The outstanding stock of Tone in Twenty prior to the Exchange Transaction will be accounted for at its net book value and no goodwill will be recognized.

(2)  To reflect the issuance of 26,000,000 shares of common stock for all the issued and outstanding equity and voting interests of Muscle Pharm members.

(3)  To reflect the purchase and cancellation of 366,666 of common stock owned by the Company's President for $25,000 to be paid by Muscle Pharm.

(4)  To reflect the elimination of Tone in Twenty's deficit accumulated during the development stage, and to reflect the operating entity's (Muscle Pharm) accumulated operating deficits as the combined entity's accumulated deficit.